UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2008

AXS-ONE INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-26358 (Commission File Number)	13-2966911 (IRS Employer Identification No.)

301 Route 17 North, Rutherford, New Jersey 07070
(Address of principal executive offices, including zip code)

(201) 935-3400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On March 18, 2008, AXS-One Inc. (the “Company”) entered into a Second Loan Modification Agreement (“Second Modification Agreement”) with Silicon Valley Bank (the “Bank”) to amend and supplement its Second Amended and Restated Loan and Security Agreement dated as of July 18, 2007 between the Company and the Bank, as amended by a First Loan Modification Agreement dated as of November 12, 2007 (as amended, the “Loan Agreement”).

The Second Modification Agreement serves to amend the Loan Agreement by: (a) extending the Maturity Date from April 1, 2008 to March 31, 2009, (b) revising the definition of Prime Rate to reflect a minimum interest rate level of 5.75%, and (c) setting the Company’s financial covenants for the extended term of the Loan Agreement with respect to cumulative net losses and minimum license revenue.

The foregoing description of the Second Modification Agreement does not purport to be complete and is qualified in its entirety by reference to the Second Modification Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits – The following exhibit is filed as part of this report:
10.1	Second Loan Modification Agreement dated as of March 18, 2008 by and between the Company and Silicon Valley Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXS-ONE INC.
Date: March 24, 2008	By:	/s/ Joseph P. Dwyer
Joseph P. Dwyer Executive Vice President, Chief Financial Officer and Treasurer